SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

February 16, 2010

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated February 10, 2010 of Go Solar USA, Inc. (formerly Fresca Worldwide Trading Corp.) (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.  We cannot confirm or deny that the appointment of M&K CPAS PLLC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors, nor can we confirm or deny any information concerning the Company’s relationship with Moore and Associates, Chartered.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

CC:
Go Solar USA, Inc.
201 St. Charles Avenue, Suite 2500
New Orleans, Louisiana 70170

Seale and Beers, CPAs                                            PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Ste 202, Las Vegas, NV  89107 (888)727-8251 Fax: (888)782-2351